UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 7, 2025

Date of Report (Date of earliest event reported)

Outset Medical, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39513	20-0514392
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3052 Orchard Dr., San Jose, California	95134
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (669) 231-8200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $0.001 per share	OM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, on January 3, 2025, Outset Medical, Inc. (the “Company”) entered into securities purchase agreements (the “Securities Purchase Agreements”) with various investors, including certain members of management and certain members of the Company’s Board of Directors for the issuance and sale by the Company of an aggregate of 863,340 shares of Series A Non-Voting Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”) in an offering (the “Private Placement”). The Private Placement closed on January 8, 2025 (the “Closing Date”).

Item 1.02.	Termination of a Material Definitive Agreement.

As previously disclosed, on January 3, 2025, the Company entered into a Credit Agreement and Guaranty (the “Credit Agreement”) with Perceptive Credit Holdings IV, LP as the administrative agent (“Agent”) and initial lender. On the Closing Date, the Company borrowed the initial term loan in the principal amount of $100.0 million, and used the proceeds of such loan, together with cash on hand, to repay in full all amounts due under its two existing senior secured credit facilities with (i) SLR Investment Corp. and (ii) Gemino Healthcare Finance, LLC d/b/a SLR Healthcare ABL, respectively, each dated as of November 3, 2022 (the “SLR Credit Facilities”). After repayment in full, the SLR Credit Facilities were terminated as of the Closing Date.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On the Closing Date, the Company borrowed the initial term loan in the principal amount of $100.0 million and issued to Perceptive Credit Holdings IV, LP as the initial lender a warrant to purchase 5,625,000 of shares of the Company’s common stock, par value $0.001 (the “Common Stock”) (the “Closing Date Warrant”), at an exercise price equal to $0.80. If the Company draws the delayed draw term loan of up to $25.0 million, the Company is required to issue additional warrant(s) to the lenders to purchase 1,406,250 of shares of the Company’s Common Stock (the “Delayed Draw Warrant”), at an exercise price equal to the average closing price of the Company’s Common Stock for the 5 trading days immediately preceding the issuance date of the Delayed Draw Warrant. Both the Closing Date Warrant and the Delayed Draw Warrant, if issued, are exercisable during the seven years after the date of issuance.

The foregoing summary of the Closing Date Warrant does not purport to be complete and is qualified in its entirety by reference to the text of the Closing Date Warrant, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

As security for its obligations under the Credit Agreement, on the Closing Date, the Company granted Agent, for the benefit of the lenders, a security interest in substantially all of the assets of the Company, including the Company’s intellectual property, subject to certain exceptions.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 7, 2025, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series A Non-Voting Convertible Preferred Stock with the Secretary of State of the State of Delaware (the “Certificate of Designations”) in connection with the Private Placement. The Certificate of Designations provides for the issuance of up to 863,340 shares of the Series A Preferred Stock.

From the date that is six months following the date of the first issuance of the Series A Non-Voting Convertible Preferred Stock (the “Six Month Date”) until receipt of stockholder approval of the conversion of the Series A Preferred Stock into shares of Common Stock in accordance with Nasdaq Stock Market Rules (the “Conversion Proposal”), dividends will accrue, on all issued and outstanding shares of Series A Preferred Stock, at an annual rate of eight percent (8%) compounded annually on the original per share price of $200.00 (plus any such accreted compounded amounts); provided that such annual dividend rate shall increase by two percent (2%) on each one year anniversary of the Six Month Date if the stockholder approval of the Conversion Proposal is not obtained by such time (collectively, the “Accruing Dividends”). Such Accruing Dividends shall be payable only when, as, and if declared by the Board of Directors and the Company shall be under no obligation to pay such Accruing Dividends, other than as expressly provided in the Certificate of Designations.

Holders of shares of Series A Preferred Stock are also entitled to receive dividends on shares of Series A Preferred Stock equal to, on an as-if-converted-to-Common Stock basis, and in the same form as dividends if such dividends are paid on shares of the Common Stock. Except as otherwise required by law, the Series A Preferred Stock does not have voting rights. However, as long as any shares of Series A Preferred Stock are outstanding, the Company will not, without the affirmative vote of the holders of 60% of the then outstanding shares of the Series A Preferred Stock, (a) alter or change adversely the powers, preferences or rights of the Series A Preferred Stock in a manner disproportionate to the other capital stock of the Company, (b) alter or amend the Certificate of Designations, or (c) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series A Preferred Stock in a manner disproportionate to the other capital stock of the Company.

The Series A Preferred Stock does not have a preference upon any liquidation, dissolution or winding-up of the Company whether voluntarily or involuntarily; provided, however, that from the Six Month Date until receipt of stockholder approval of the Conversion Proposal, the Series A Preferred Stock shall rank senior to the Common Stock as to distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntarily or involuntarily.

Following stockholder approval of the Conversion Proposal, each share of Series A Preferred Stock will automatically convert into 250 shares of Common Stock, subject to certain limitations, including that a holder of Series A Preferred Stock is prohibited from converting shares of Series A Preferred Stock into shares of Common Stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than a specified percentage set by the holder (and if not otherwise specifically set, 19.9%) of the total number of shares of Common Stock issued and outstanding immediately after giving effect to such conversion.

The foregoing description of the Series A Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designations, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

No.	Exhibit

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Non-Voting Convertible Preferred Stock

4.1	Warrant Certificate, dated January 8, 2025, issued by Outset Medical, Inc. to Perceptive Credit Holdings IV, LP

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 8, 2025	Outset Medical, Inc.

	By:	/s/ Nabeel Ahmed
	Name:	Nabeel Ahmed
	Title:	Chief Financial Officer